UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2008
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as Specified in Charter)

Maryland	001-32265	760753089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     American Campus Communities, Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated as of February 11, 2008 (the “Merger Agreement”), with GMH Communities Trust, a Maryland real estate investment trust (“GMH”), GMH Communities, Inc., a Delaware corporation and a wholly owned subsidiary of GMH (the “Delaware Company”), GMH Communities, LP, a Delaware limited partnership (the “GMH Operating Partnership”), American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “ACC Operating Partnership”), American Campus Communities Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of the ACC Operating Partnership (“REIT Merger Sub”), and American Campus Communities Acquisition Limited Partnership LP, a Delaware limited partnership (“Partnership Merger Sub”).
     Pursuant to the Merger Agreement, REIT Merger Sub will be merged with and into GMH (the “REIT Merger”), GMH will be merged with and into the Delaware Company (the “Reincorporation Merger”) and the Partnership Merger Sub will be merged with and into the GMH Operating Partnership (the “Partnership Merger” and, together with the REIT Merger and the Reincorporation Merger, the “Mergers”). Each common share of GMH and each unit in the GMH Operating Partnership will be entitled to receive at the closing of the Mergers (i) 0.07642 of a share of the Company’s common stock (the “Share Consideration”) and (ii) $3.36 in cash, except, subject to certain conditions, in lieu of the Share Consideration, the holders of units in the GMH Operating Partnership may elect to receive 0.07642 of a unit in the ACC Operating Partnership.
Representations, Warranties and Covenants; Non-Solicitation; Termination Fee
     ACC and GMH have made customary representations, warranties and covenants in the Merger Agreement, including, among others, GMH’s covenant not to, nor to permit any subsidiary of GMH to, solicit alternative transactions or, subject to certain limited exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction. Pending the closing of the Mergers, GMH is permitted to pay its regular quarterly dividend for the quarter ending March 31, 2008 but will not be permitted under the Merger Agreement to make any other distributions other than the distributions described therein.
     The Merger Agreement contains certain termination rights for the Company and GMH, including, without limitation, the ability of GMH to terminate the Merger Agreement if it receives a takeover proposal that the GMH board determines in good faith constitutes a superior proposal, GMH is not in breach of the non-solicitation provisions of the Merger Agreement in any material respects, and GMH provides the Company three business days to make any adjustments to the terms and conditions of the Merger Agreement. In connection with the termination of the Merger Agreement for such reason and under other specified circumstances, GMH will be required to pay a termination fee of $16.0 million to the Company and reimburse up to $7.5 million of the Company’s out-of-pocket expenses. In addition, under specified circumstances, the Company may be required to reimburse GMH for its out-of-pocket costs and expenses up to $7.5 million.

Closing; Shareholder Approval; Financing
     The Mergers, which are expected to close during the second quarter of 2008, are subject to certain closing conditions, including, among other things, (a) the sale by GMH of its military housing division, (b) obtaining regulatory approvals, if any, (c) the effectiveness of a registration statement on Form S-4 to be filed by the Company with the SEC pursuant to which the shares of common stock of the Company will be issued, (d) the approval of the REIT Merger by at least two-thirds of all the votes entitled to be cast on the matter by the holders of all outstanding GMH common shares, (e) obtaining certain lender consents, (f) accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards, and (g) delivery of tax opinions. The Company is unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the closing of the Mergers.
     The Company provided GMH with a financing commitment letter (the “Commitment Letter”), the proceeds of which will be used to provide funds to consummate the transactions contemplated by the Merger Agreement. The consummation of the Mergers is not subject to any financing condition.
     For additional information, reference is made to the Merger Agreement, which is incorporated by reference herein as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the Merger Agreement.
Forward-Looking Statements
     This report contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this report are forward-looking statements and can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.
     The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties related to the proposed transactions (including but not limited to (i) the occurrence of any effect, event, development or change that could give rise to the termination of the definitive agreements, (ii) the inability to complete the proposed transactions, including in the case of the Mergers, due to the failure of GMH’s shareholders to approve the merger, (iii) the failure of any party to satisfy the conditions to the closing of the transactions and (iv) the failure of the Company to obtain the necessary financing arrangements set forth in the Commitment Letter); inherent in the national economy, the real estate industry in general, and in the Company’s specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITs; the Company’s dependence on key personnel whose continued service is not guaranteed; availability of qualified acquisition and development targets; availability of capital and financing; rising interest rates; rising insurance rates; impact of ad valorem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While the Company believes these forward-

looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved. These forward-looking statements are made as of the date of this report, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Mergers and Where to Find It
     This report does not constitute an offer of any securities for sale. In connection with the Mergers, the Company intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH and the Company and other relevant materials in connection with the proposed transactions. Investors and security holders of the Company and GMH are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about the Company, GMH and the proposed transactions. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by the Company or GMH with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.
     The Company, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the Mergers. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007. Information about the executive officers and trustees of GMH and their ownership of GMH common shares is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, GMH and their respective executive officers, directors and trustees in the Mergers by reading the proxy statement and prospectus regarding the merger when they become available.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.
     The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 14, 2008

AMERICAN CAMPUS COMMUNITIES, INC.
By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Agreement and Plan of Merger, dated as of February 11, 2008, by and among GMH Communities Trust, GMH Communities, Inc., GMH Communities, LP, American Campus Communities, Inc., American Campus Communities Operating Partnership LP, American Campus Communities Acquisition LLC and American Campus Communities Acquisition Limited Partnership LP